As filed with the Securities and Exchange Commission on August 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________________

ANNTAYLOR STORES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3499319 (I.R.S. Employer Identification Number)

7 Times Square New York, New York (Address of Principal Executive Office)	10036 (Zip Code)

ANNTAYLOR STORES CORPORATION

2003 EQUITY INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

Barbara K. Eisenberg, Esq.

Executive Vice President, General Counsel and Secretary

AnnTaylor Stores Corporation

7 Times Square

New York, New York 10036

(Name and Address of Agent For Service)

(212) 541-3300

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
AnnTaylor Stores Corporation Common Stock, par value $0.0068 per share	3,000,000	$15.77	$47,310,000	$3,373.20

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of the Registrant’s shares of outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The price per share is estimated to be $15.77 based on the average of the high and low sales prices of shares of the Registrant’s Common Stock on August 18, 2010, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

AnnTaylor Stores Corporation (the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act, to register the issuance of up to 3,000,000 additional shares of its common stock, par value $0.0068 per share (“Common Stock”) under the AnnTaylor Stores Corporation 2003 Equity Incentive Plan (the “2003 Plan”). On April 13, 2010, the Registrant filed with the Commission a definitive Proxy Statement (File No. 001-10738), which included a proposal for stockholder approval to increase the overall number of shares available for awards under the 2003 Plan by 3,000,000 shares of Common Stock, which proposal was approved by the Registrant’s stockholders on May 19, 2010.

This registration statement is filed for the purpose of registering additional securities of the same class as those registered under a currently effective registration statement on Form S-8, originally filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2003 (File No. 333-105914). The original registration statement registered an aggregate of 2,200,000 shares of Common Stock (which amount was automatically increased to 3,300,000 pursuant to Rule 416 of the Securities Act as a result of a 3 for 2 stock split of the Registrant’s Common Stock which occurred in May 2004) under the 2003 Plan. On October 25, 2006, the Registrant filed with the Commission a currently effective registration statement on Form S-8 (File No. 333-138191) to register the issuance of up to an additional 2,200,000 shares of Common Stock under the 2003 Plan. In addition, on December 5, 2008, the Registrant filed with the Commission a currently effective registration statement on Form S-8 (File No. 333-155959) to register the issuance of up to an additional 3,250,000 shares of Common Stock under the 2003 Plan. Pursuant to General Instruction E to Form S-8, the contents of these registration statements (File No. 333-105914, File No. 333-138191 and File No. 333-155959), including any amendments thereto or filings incorporated therein, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010, filed March 12, 2010.

•	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended May 1, 2010 and July 31, 2010.

•

The Registrant’s Current Reports on Form 8-K filed February 2, 2010, March 12, 2010, May 4, 2010, May 21, 2010, May 25, 2010 and August 20, 2010, in each case, except for any information therein deemed “furnished” but not “filed.”

•	The Registrant’s Proxy Statement, filed April 13, 2010, relating to the Registrant’s 2010 Annual Meeting of Stockholders.

•

The description of the Common Stock of the Registrant set forth in the Registrant’s Registration Statement on Form 8-A, dated May 15, 1991, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.

•	The Registrant’s Registration Statements on Form S-8 filed June 6, 2003 (File No. 333-105914), October 25, 2006 (File No. 333-138191) and December 5, 2008 (File No. 333-155959).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated by reference to Exhibit 3.1 to the Form 10-Q of AnnTaylor Stores Corporation for the Quarter ended April 29, 2006, filed on June 7, 2006.

4.2	By-laws of AnnTaylor Stores Corporation, as amended through January 27, 2009. Incorporated by reference to Exhibit 3.2 to the Form 8-K of AnnTaylor Stores Corporation, filed on January 30, 2009.

4.4	AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended, incorporated by reference to Exhibit A to the definitive proxy statement of AnnTaylor Stores Corporation, filed on April 13, 2010.

*23.1	Consent of Deloitte & Touche LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23 rd day of August, 2010.

ANNTAYLOR STORES CORPORATION

By:	/s/ Kay Krill
	Name:	Kay Krill
	Title:	President and Chief Executive Officer

POWERS OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Kay Krill, Barbara K. Eisenberg and Michael J. Nicholson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated.

NAME	TITLE	DATE

/s/ Kay Krill Kay Krill	President, Chief Executive Officer and Director (Principal Executive Officer and Director)	August 23, 2010

/s/ Michael J. Nicholson Michael J. Nicholson	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 23, 2010

NAME	TITLE	DATE

/s/ Ronald W. Hovsepian Ronald W. Hovsepian	Non-Executive Chairman of the Board and Director	August 23, 2010

/s/ James J. Burke, Jr. James J. Burke, Jr.	Director	August 23, 2010

/s/ Michelle Gass Michelle Gass	Director	August 23, 2010

/s/ Dale W. Hilpert Dale W. Hilpert	Director	August 23, 2010

/s/ Linda A. Huett Linda A. Huett	Director	August 23, 2010

/s/ Michael W. Trapp Michael W. Trapp	Director	August 23, 2010

/s/ Daniel W. Yih Daniel W. Yih	Director	August 23, 2010

LIST OF EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation of AnnTaylor Stores Corporation. Incorporated by reference to Exhibit 3.1 to the Form 10-Q of AnnTaylor Stores Corporation for the Quarter ended April 29, 2006, filed on June 7, 2006.

4.2	By-laws of AnnTaylor Stores Corporation, as amended through January 27, 2009. Incorporated by reference to Exhibit 3.2 to the Form 8-K of AnnTaylor Stores Corporation, filed on January 30, 2009.

4.4	AnnTaylor Stores Corporation 2003 Equity Incentive Plan, as amended, incorporated by reference to Exhibit A to the definitive proxy statement of AnnTaylor Stores Corporation, filed on April 13, 2010.

*23.1	Consent of Deloitte & Touche LLP.

*24.1	Powers of Attorney (included on signature page).

*	Filed electronically herewith.